EXHIBIT 4.1(b)

SHARE OPTION AGREEMENT

            This SHARE OPTION AGREEMENT (this “Agreement”) is effective as of the 15th day of November 2000, by and between Guilford Pharmaceuticals Inc., a Delaware Corporation (the “Company”) and Susan M. Smith, a resident of the State of Maryland (the “Optionee”).

W I T N E S S E T H:

            WHEREAS, the Optionee has entered into a Consulting Agreement with the Company (the “Consulting Agreement”) pursuant to which the Optionee is performing consulting services for the Company in consideration for, among other things, an option (the “Option”) to purchase a certain number of shares of the common stock of the Company, par value $0.01 per share (the “Shares”).

            WHEREAS, in accordance with the terms of the Consulting Agreement, this Agreement sets forth the terms and conditions of the Optionee’s Option.

            NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties hereto do hereby agree as follows:

1. GRANT OF OPTION.

            The Company hereby grants to the Optionee the Option to purchase from the Company, on the terms and subject to the conditions hereinafter set forth, 8,000 Shares. The “Date of Grant” of this Option is November 14, 2000, the date on which the grant of the Option was approved by the Board of Directors of the Company.

2. PRICE.

            The purchase price (the “Option Price”) for the Shares subject to the Option granted by this Option Agreement is $16.0625 per Share.

3. EXERCISE OF OPTION.

      3.1 Time of Exercise of Option.

            Except as otherwise provided herein, the option granted pursuant to this Option Agreement shall be subject to exercise as follows:

(i)	On the date of this Agreement, the Option shall be exercisable in respect of 2,331 Shares;

(ii)	On the first day of each calendar month commencing on December 1, 2000, and continuing until March 1, 2002, the Option shall be exercisable in respect of 333 Shares; and

(iii)	On April 1, 2002, the Option shall be exercisable in respect of 341 Shares.

      3.2 Exercise by Optionee.

            During the lifetime of the Optionee, only the Optionee (or, in the event of the Optionee’s legal incapacity or incompetency, the Optionee’s guardian or legal representative) may exercise the Option.

      3.3 Death.

            In the event of the Optionee’s death, the personal representative or legatees or distributees of the Optionee’s estate, as the case may be, shall have the right (subject to the limitations on exercise set forth in Section 3.5 below) to exercise all or any part of the Option, whether or not the Option was exercisable on the date of the Optionee’s death, at any time within one (1) year after the date of the Optionee’s death and prior to the termination of the Option as set forth in Subsection 3.4 of this Section.

      3.4 Termination of Option.

            The Option shall terminate upon the expiration of a period of ten years from the Date of Grant of the Option, as set forth in Section 1 above.

      3.5 Limitations on Exercise of Option.

            Notwithstanding the foregoing Subsections of this Section, the Option may not be exercised, in whole or in part, after ten years following the Date of Grant of the Option, as set forth in Section 1 above, or after the occurrence of an event referred to in Section 8 below which results in termination of the Option. In no event may the Option be exercised for a fractional Share.

      3.6 Securities Act.

            The Optionee understands that (i) as of the date of this Agreement the Shares that are the subject of the Option have not been registered under the Securities Act of 1933 (as now in effect or as hereafter amended, the “Securities Act”), (ii) the Shares held by Optionee as a result of any exercise of the Option, must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or is otherwise exempt from registration, (iii) such Shares will bear a legend to that effect, and (iv) the Company will make a notation on its transfer books to that effect.

      3.7 Investment Representations.

            The Optionee represents that (i) she is an “accredited investor” within the meaning of Rule 501 of the Securities Act, (ii) upon any exercise of the Option, the Shares represented thereby are being acquired for her own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, except to the extent that such Shares are included in a registration statement filed with the Securities and Exchange Commission under the Securities Act.

4. VESTING UPON A CHANGE OF CONTROL

      4.1 Vesting Upon a Change in Control

            Notwithstanding any other provision of this Agreement, in the event of a “Change in Control” (as defined below), any unvested Options granted hereunder shall be accelerated and be fully vested as of the date immediately prior to the effective date of the Change in Control.

      4.2 Definition of “Change in Control”.

            A “Change in Control” shall be deemed to have occurred if: (i) any “person” (including, without limitation, any individual, sole proprietorship, partnership, trust, corporation, association, joint venture, pool, syndicate, or other entity, whether or not incorporated), or any two or more persons acting as a syndicate or group or otherwise acting in concert with regard to the ownership of securities of the Company and thereby deemed collectively to be a “person”) as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), becomes, after the date hereof, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, unless, in transaction in which a “person” becomes, after the date hereof, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing less than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, prior to the acquisition by such person of securities of the Company which causes such person to have such beneficial ownership, the full Board shall by at least a two-thirds vote have specifically approved such acquisition and determined that such acquisition shall not constitute a Change in Control despite such beneficial ownership; or (ii) during any two (2) year period, individuals who at the beginning of such period constitute the Board, together with any new directors elected or appointed during the period whose election or appointment resulted from a vacancy on the Board caused by the retirement, death, or disability of a director and whose election or appointment was approved by a vote of at least two-thirds (2/3rds) of the directors then still in office who were directors at the beginning of the period, cease for any reason to constitute a majority thereof.

5. METHOD OF EXERCISE OF OPTION.

            Subject to the terms and conditions of this Agreement, the Option may be exercised by delivering written notice of exercise to the Company, at its principal office, addressed to the attention of the Committee, which notice shall specify the number of Shares for which the Option is being exercised, and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. Payment of the Option Price for the Shares purchased pursuant to the exercise of the Option shall be made either (i) in cash or in cash equivalents; (ii) through the tender to the Company of Shares (so long as any Shares so tendered that were originally acquired by the Optionee from the Company have been held by the Optionee for at least six (6) months prior to such tender), which Shares shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their fair market value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). Payment in full of the Option Price need not accompany the written notice of exercise provided the notice of exercise directs that the Share certificate or certificates for the Shares for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the Optionee and, at the time such Share certificate or certificates are delivered, the broker tenders the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the Shares purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to the exercise of the Option. If the person exercising the Option is not the Optionee, such person shall also deliver with the notice of exercise appropriate proof of his or her right to exercise the Option. An attempt to exercise the Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Promptly after exercise of the Option as provided for above, the Company shall deliver to the person exercising the Option a certificate or certificates for the Shares being purchased.

6. TRANSFERABILITY OPTIONS.

            During the lifetime of an Optionee, only such Optionee (or, in the event of legal incapacity or incompetence, the Optionee’s guardian or legal representative) may exercise the Option. No Option shall be assignable or transferable by the Optionee, other than by will or the laws of descent and distribution.

7. RIGHTS AS STOCKHOLDER.

            Neither the Optionee nor any executor, administrator, distributee or legatee of the Optionee’s estate shall be, or have any of the rights or privileges of, a stockholder of the Company in respect of any Shares transferable hereunder unless and until such Shares have been fully paid and certificates representing such Shares have been endorsed, transferred and delivered, and the name of the Optionee (or of such personal representative, administrator, distributee or legatee of the Optionee’s estate) has been entered as the stockholder of record on the books of the Company.

8. EFFECT OF CHANGES IN CAPITALIZATION.

      8.1 Changes in Shares.

            If the number of outstanding Shares is increased or decreased or the Shares are changed into or exchanged for a different number or kind of Shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of Shares, exchange of Shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such Shares effected without receipt of consideration by the Company occurring after the date the Option is granted, a proportionate and appropriate adjustment shall be made by the Company in the number and kind of Shares subject to the Option, so that the proportionate interest of the Optionee immediately following such event shall, to the extent practicable, be the same as immediately prior to such event. Any such adjustment in the Option shall not change the aggregate Option Price payable with respect to Shares subject to the unexercised portion of the Option but shall include a corresponding proportionate adjustment in the Option Price per Share.

      8.2 Reorganization in Which the Company Is the Surviving Entity.

            Subject to Section 8.3, if the Company shall be the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities, the Option shall pertain to and apply to the securities to which a holder of the number of Shares subject to the Option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Option Price per Share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the Shares remaining subject to the Option immediately prior to such reorganization, merger or consolidation.

      8.3 Reorganization in Which the Company Is Not the Surviving Entity or Sale of Assets or Shares.

            Upon the dissolution or liquidation of the Company, or upon a merger, consolidation or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board which results in any person or entity (or persons or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, the Option hereunder shall terminate, except to the extent provision is made in connection with such transaction for the continuation and/or the assumption of the Option, or for the substitution for the Option of new options covering the stock of a successor employer entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares and exercise prices, in which event the Option shall continue in the manner and under the terms so provided. In the event of any such termination of the Option, the Optionee shall have the right (subject to the limitations on exercise set forth in Section 3.5 above), for 30 days immediately prior to the occurrence of such termination, to exercise the Option in whole or in part, whether or not the Optionee was otherwise entitled to exercise such Option at the time such termination occurs. Any exercise during such thirty (30) day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. The Company shall send written notice of an event that will result in such a termination to the Optionee not later than the time at which the Company gives notice thereof to its stockholders.

      8.4 Adjustments.

            Adjustments specified in this Section relating to Shares or securities of the Company shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive. No fractional Shares or units of other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share or unit.

9. REQUIREMENTS OF LAW.

            The Company shall not be required to sell or issue any Shares under the Option if the sale or issuance of such Shares would constitute a violation by the individual exercising the Option or by the Company of any provision of any law or regulation of any governmental authority, including, without limitation, any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any Shares subject to the Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the issuance or purchase of Shares hereunder, the Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Option. Specifically in connection with the Securities Act, unless a registration statement under such Act is in effect with respect to the Shares covered by the Option, the Company shall not be required to sell or issue such Shares unless the Company has received evidence satisfactory to it that the holder of the Option may acquire such Shares pursuant to an exemption from registration under such Act. Any determination in this connection by the Company shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of the Option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that the Option shall not be exercisable unless and until the Shares covered by the Option are registered or are subject to an available exemption from registration, the exercise of the Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

10. INTERPRETATION OF THIS AGREEMENT.

            All decisions and interpretations made by the Board of Directors of the Company with regard to any question arising under this Agreement shall be binding and conclusive on the Company and the Optionee and any other person entitled to exercise the Option as provided for herein.

11. GOVERNING LAW.

            This Agreement is executed pursuant to and shall be governed by the laws of the State of Maryland (without regard to any rules or principles of conflicts of law that might look to any jurisdiction outside Maryland).

12. BINDING EFFECT

            Subject to all restrictions provided for in this Agreement and by applicable law relating to assignment and transfer of this Agreement and the Option provided for herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

13. NOTICE.

            Any notice hereunder by the Optionee to the Company shall be in writing and shall be deemed duly given if mailed or delivered to the Company at its principal office, addressed to the attention of the Board of Directors, or if so mailed or delivered to such other address as the Company may hereafter designate by notice to the Optionee. Any notice hereunder by the Company to the Optionee shall be in writing and shall be deemed duly given if mailed or delivered to the Optionee at the address specified below by the Optionee for such purpose, or if so mailed or delivered to such other address as the Optionee may hereafter designate by written notice given to the Company.

14. ENTIRE AGREEMENT.

            This Agreement constitutes the entire agreement and supersedes all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Company and the Optionee; provided, however, that the Company unilaterally may waive any provision hereof in writing to the extent that such waiver does not adversely affect the interests of the Optionee hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

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SIGNATURES FOLLOW

            IN WITNESS WHEREOF, the parties hereto have duly executed this Option Agreement, or caused this Option Agreement to be duly executed on their behalf, as of the day and year first above written.

ATTEST:	GUILFORD PHARMACEUTICALS INC.

/s/ Asher Rubin	By: /s/ Andrew Jordan

Asher Rubin	Title: Sr. VP, General Counsel & Secretary

OPTIONEE:

/s/ Susan M. Smith

(signature) ADDRESS FOR NOTICE TO OPTIONEE:

6 Blenmount Court

Number Street

Phoenix, MD 21131

City State Zip Code